Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Soligenix, Inc.

We consent to the use in this Registration Statement on Form S-1 /A (Registration No. 333- 162375 , of our report dated March 27, 2009 relating to the consolidated financial statements of Soligenix, Inc. (formally DOR BioPharma, Inc.) and subsidiaries and to the reference to our firm under the heading “Experts” which is a part of this registration statement.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
October 19, 2009